THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
                           AGREEMENT OF GENERAL AGENCY

Agreement, made this _________ day of ____________, by and between The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware corporation and a wholly-owned subsidiary of The Guardian Life Insurance Company of America ("Guardian Life"), having its Principal office located at 201 Park Avenue South, New York, New York, 10003 and ________________ ("Principal").

      1. The undersigned Principal is presently a General Agent of Guardian Life in accordance with an Agreement of General Agency bearing an effective date of _______________ ("Guardian Life GA Agreement").

      2. GIAC hereby appoints the Principal a General Agent of GIAC for the limited purpose of conducting and overseeing the business relating to GIAC's Variable Whole Life Insurance Policies with Modified Scheduled Premiums marketed under the name Park Avenue Life ("PAL"). There may be one or more policies marketed under this name and, where necessary or appropriate, this Agreement will distinguish between them by appending the year of introduction. Currently, there are two policies marketed under this name -- PAL '95 and PAL '97.

      3. The Principal shall at all times be associated with Guardian Investor Services Corporation ("GISC"), a Broker-Dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") as an NASD Registered Representative or NASD Registered Principal and, if the particular jurisdiction requires, shall be licensed or registered as a securities agent of GISC. The Principal must at all times be validly licensed, registered or appointed by GIAC as a variable contracts agent in accordance with the requirements of the jurisdiction where solicitations for PAL contracts occur. The Principal, his agents, brokers and Field Representatives may solicit for and sell PAL contracts in any jurisdiction where such contracts are filed and approved for sale by the governmental authorities having jurisdiction, provided the Principal, his agents, brokers and Field Representatives are all validly licensed, registered or otherwise qualified as required for the solicitation and sale of the PAL contracts in such jurisdictions.

      4.    To the extent applicable, the Principal shall comply strictly with:
            (a) the laws, rules and regulations of all jurisdictions (state and local) in which the Principal, his agents, brokers and Field Representatives solicit applications for and sell PAL contracts; (b) federal laws and the rules and regulations of the SEC; (c) the rules of the NASD; (d) the rules and procedures of GISC, and (e) the rules and procedures of GIAC. The Principal understands that failure to comply with such laws, rules, regulations and procedures may result in disciplinary action against the Principal by the SEC, a state or other local regulatory agency that has jurisdiction, the NASD, GISC or GIAC. Before any solicitations or sales of PAL are made, the Principal shall become familiar with and abide by the laws, rules, regulations and procedures of all the above mentioned agencies or parties as are currently in effect and as they may be changed from time to time.

      5. The Principal shall have all applications for PAL accurately completed or reviewed and signed by the applicant and shall submit the applications to GIAC through GISC together with all payments received from applicants without any reductions. The Principal, his agents, brokers and Field Representatives shall cause all checks or orders for PAL to be made payable to GIAC. GIAC shall reject any application that is submitted by or on behalf of a Principal, his agents, brokers and Field Representatives not appropriately licensed as required by paragraph 3 of this Agreement.

      6. The Principal, his agents, brokers and Field Representatives shall not make any statements concerning PAL except those that are contained in the current prospectus for PAL and the prospectuses for its underlying variable investment options and they shall not solicit for applications or make sales through the use of mailings, advertisements or sales literature or any other method of contact unless the material or a complete description of the method has been filed with the NASD and received written approval of GISC from a Registered Principal whose office is located in a GISC Office of Supervisory Jurisdiction as that term is defined by NASD rules.

      7. In connection with the Principal's appointment as a GIAC General Agent for the purpose set forth in paragraph 2 above, the entire Guardian Life GA Agreement referred to above and attached hereto as the Exhibit, including all compensation adjustment provisions, is incorporated herein reference. Guardian Life GA Agreement compensation provisions that do not apply to PAL are as noted below. All references to "Company" within the Guardian Life GA Agreement shall apply with full force and effect to GIAC. Additionally, the Registered Representative's Agreement between the Principal and GISC and the Agent's Agreement between the Principal and GIAC are incorporated herein by reference and attached hereto as Exhibits.

      8. The Principal shall be paid overriding commissions for sales of PAL policies at 5% of first policy year policy premium, as that term is defined in the PAL policy, 4% of policy year two through five policy premiums and 2% of policy year six through ten policy premiums, plus 0.5% of policy year one through ten unscheduled payments, as that term is defined in the PAL policy, while this Agreement remains in full force and effect. At such time as this Agreement shall be terminated, the overriding commission rates outlined above shall be reduced in accordance with the termination deductions outlined in
            Section 5 of the Guardian Life GA Agreement.

      9.    The Expense Allowance Payment ("EAP") provisions contained in
            Section 4 and Appendix G of the Guardian Life GA Agreement shall not apply to PAL (except for the use of PAL first year commissions on policy premiums in determining the rate that will apply to non-PAL business in accordance with the provisions contained in Appendix G, Schedule G-II, (B) 2). The Principal shall instead receive EAP at 62% of the PAL first policy year commissions on policy premiums (which shall be understood to include first policy year Field Representative compensation on PAL policy premiums at $13.75 per thousand of life production credits). In accordance with Regulation 49 of the New York State Insurance Department, the EAP on the first policy year policy premium of each PAL policy, together with the first year life commission paid on the first policy year policy premium of each PAL policy, shall not exceed 81% of such premium. It shall be understood that no payment will be used by the Principal to effect compensation in excess of the limits of Section 4228 of the Insurance Law of New York for the sale of insurance.

      10. The Principal shall be paid commissions on personally produced PAL business at the rate of 50% of first policy year policy premiums and 5% of policy year two through ten policy premiums, plus 3% of policy year one through ten unscheduled payments. The first policy year commission rate of 50% on policy premiums shall be reduced where policies are issued at ages over 70 with actual rates payable determined by deducting from the figure 120 ages of applicable insureds as of policy issue dates.

      11. No compensation shall be payable on policy premiums skipped under the Premium Skip Option of the PAL policy.

      12. First policy year overrides on policy premiums, EAP and first policy year commissions on policy premiums shall be charged back to the Principal on PAL policies that are surrendered or lapsed prior to the policies having been inforce for at least eighteen months in accordance with the following:

                   Policy Months of
                   PAL Surrenders or               Chargeback
                      PAL Lapses                  Percentages
                   -----------------              -----------
                        1-3                           75%
                        4-6                           70%
                        7-10                          65%
                        11-13                         55%
                        14                            50%
                        15                            40%
                        16                            30%
                        17                            20%
                        18                            10%

            Notwithstanding this Section 12, a PAL '97 policy which is surrendered or lapsed prior to the policy's having been in force for at least eighteen months shall not be subject to the chargeback provisions set forth herein.

      13. The Principal shall be responsible to the Company for any indebtedness resulting from PAL chargebacks applied to PAL business personally produced by the Principal and to PAL business produced by the agents, brokers and Field Representatives of the Principal.

      14. As of the effective date of the PAL product being made available for sale, the Principal under this Agreement shall receive first policy year PAL compensation described herein on applicable deferred first year premiums and/or first year commissions of annual premium variable life insurance ("APVLI") policies paid on or after the PAL product introduction date that were personally sold or were by agents, brokers and Field Representatives of the Principal's office in lieu of first policy year APVLI compensation that would otherwise have been payable in absence of this provision.

      15. This Agreement may be terminated as outlined in Section 5 of the Guardian Life GA Agreement. In addition, it shall be automatically terminated if the Guardian Life GA Agreement, GISC Registered Representative Agreement or GIAC Agent's Agreement is terminated.

IT SHALL BE EXPRESSLY UNDERSTOOD BY THE PRINCIPAL THAT THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS THE PRINCIPAL IS VALIDLY LICENSED IN ACCORDANCE WITH THE REQUIREMENTS OF THE JURISDICTIONS WHERE SOLICITATIONS BY THE PRINCIPAL AND THE AGENTS, BROKERS AND FIELD REPRESENTATIVES OF THE PRINCIPAL FOR PAL POLICIES OCCUR.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first written above.



-------------------                       -------------------------
      WITNESS                             AUTHORIZED COPMANY OFFICER
                                          THE GUARDIAN INSURANCE &
                                          ANNUITY COMPANY, INC.



-------------------                       -------------------------
      WITNESS                                     PRINCIPAL

                 THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
                             MEMORANDUM OF AGREEMENT

Agreement, made this _________ day of ____________, by and between The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware corporation and a wholly-owned subsidiary of The Guardian Life Insurance Company of America ("Guardian Life"), having its Principal office located at 201 Park Avenue South, New York, New York, 10003 and ________________ ("Agent").

      1. The undersigned Agent is presently a Career Development Manager ("CDM") of Guardian Life in accordance with a Memorandum of Agreement bearing an effective date of _______________ ("Guardian Life CDM Agreement").

      2. GIAC hereby appoints the Agent CDM of GIAC for the limited purpose of conducting and overseeing the business relating to GIAC's Variable Whole Life Insurance Policies with Modified Scheduled Premiums marketed under the name Park Avenue Life ("PAL").
            There may be one or more policies marketed under this name and, where necessary or appropriate, this Agreement will distinguish between them by appending the year of introduction. Currently, there are two policies marketed under this name -- PAL '95 and PAL '97.

      3. The CDM shall at all times be associated with Guardian Investor Services Corporation ("GISC"), a Broker-Dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") as an NASD Registered Representative or NASD Registered Principal and, if the particular jurisdiction requires, shall be licensed or registered as a securities agent of GISC. The CDM must at all times be validly licensed, registered or appointed by GIAC as a variable contracts agent in accordance with the requirements of the jurisdiction where solicitations for PAL contracts occur. The CDM, his agents, brokers and Field Representatives may solicit for and sell PAL contracts in any jurisdiction where such contracts are filed and approved for sale by the governmental authorities having jurisdiction, provided the CDM, his agents, brokers and Field Representatives are all validly licensed, registered or otherwise qualified as required for the solicitation and sale of the PAL contracts in such jurisdictions.

      4. To the extent applicable, the CDM shall comply strictly with: (a) the laws, rules and regulations of all jurisdictions (state and local) in which the CDM, his agents, brokers and Field Representatives solicit applications for and sell PAL contracts; (b) federal laws and the rules and regulations of the SEC; (c) the rules of the NASD; (d) the rules and procedures of GISC, and (e) the rules and procedures of GIAC. The CDM understands that failure to comply with such laws, rules, regulations and procedures may result in disciplinary action against the CDM by the SEC, a state or other local regulatory agency that has jurisdiction, the NASD, GISC or GIAC. Before any solicitations or sales of PAL are made, the

            CDM shall become familiar with and abide by the laws, rules, regulations and procedures of all the above mentioned agencies or parties as are currently in effect and as they may be changed from time to time.

      5. The CDM shall have all applications for PAL accurately completed or reviewed and signed by the applicant and shall submit the applications to GIAC through GISC together with all payments received from applicants without any reductions. The CDM, his agents, brokers and Field Representatives shall cause all checks or orders for PAL to be made payable to GIAC. GIAC shall reject any application that is submitted by or on behalf of a CDM, his agents, brokers and Field Representatives not appropriately licensed as required by paragraph 3 of this Agreement.

      6. The CDM, his agents, brokers and Field Representatives shall not make any statements concerning PAL except those that are contained in the current prospectus for PAL and the prospectuses for its underlying variable investment options and they shall not solicit for applications or make sales through the use of mailings, advertisements or sales literature or any other method of contact unless the material or a complete description of the method has been filed wit the NASD and received written approval of GISC from a Registered Principal whose office is located in a GISC Office of Supervisory Jurisdiction as that term is defined by NASD rules.

      7. In connection with the agent's appointment as a GIAC CDM for the purpose set forth in paragraph 2 above, the entire Guardian Life CDM Agreement referred to above and attached hereto as the Exhibit, including all compensation adjustment provisions, is incorporated herein by reference. Guardian Life CDM Agreement compensation provisions that do not apply to PAL are as noted below. All references to "Company" within the Guardian Life CDM Agreement shall apply with full force and effect to GIAC. Additionally, the Registered Representative's Agreement between the CDM and GISC and the Agent's Agreement between the CDM and GIAC are incorporated herein by reference and attached hereto as Exhibits.

      8. The CDM shall be paid as additional compensation 20% of first policy year policy premium and 1% of first policy year unscheduled payments, as those terms are defined in the PAL policy.

      9. For purposes of the additional compensation outlined in Section IIIB, Paragraph (K) of the Guardian Life CDM Agreement, the rate applicable to first policy year PAL policy premiums shall be 30%.

      10. The CDM shall be paid commissions on personally produced PAL business at the rate of 50% of first policy year policy premiums and 5% of policy year two through ten policy premiums, plus 3% of policy year one through ten unscheduled payments. The first policy year commission rate of 50% on policy premiums shall be reduced where policies are issued at ages over 70 with actual rates payable determined by deducting from the figure 120 ages of applicable insureds as of policy issue dates.

      11. No compensation shall be payable on policy premiums skipped under the Premium Skip Option of the PAL policy.

      12. Additional compensation and first policy year commissions on policy premiums shall be charged back to the CDM on PAL policies that are surrendered or lapsed prior to the policies having been inforce for at least eighteen months in accordance with the following:

                       Policy Months of
                       PAL Surrenders or                Chargeback
                          PAL Lapses                    Percentages
                       -----------------                -----------
                             1-3                            75%
                             4-6                            70%
                             7-10                           65%
                             11-13                          55%
                             14                             50%
                             15                             40%
                             16                             30%
                             17                             20%
                             18                             10%

            Notwithstanding this Section 12, a PAL '97 policy which is surrendered or lapsed prior to the policy's having been in force for at least eighteen months shall not be subject to the chargeback provisions set forth herein.

      13. The CDM shall be responsible to the Company for any indebtedness that may have resulted from PAL chargebacks applied to PAL business personally produced by the CDM.

      14. This Agreement may be terminated as outlined in Section IV of the Guardian Life CDM Agreement. In addition, it shall be automatically terminated if the Guardian Life CDM Agreement, GISC Registered Representative Agreement or GIAC Agent's Agreement is terminated.

IT SHALL BE EXPRESSLY UNDERSTOOD BY THE AGENT THAT THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS THE AGENT IS VALIDLY LICENSED IN ACCORDANCE WITH THE REQUIREMENTS OF THE JURISDICTIONS WHERE SOLICITATIONS BY THE CDM AND THE AGENTS, BROKERS AND FIELD REPRESENTATIVES OF THE CDM FOR PAL POLICIES OCCUR.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first written above.



-------------------                 ----------------------------
     WITNESS                        AUTHORIZED COMPANY OFFICER
                                    THE GUARDIAN INSURANCE &
                                    ANNUITY COMPANY, INC.



-------------------                 ----------------------------
     WITNESS                                 AGENT

                 The Guardian Insurance & Annuity Company, Inc.
                         Field Representative Agreement

Agreement, made this                      day of
by and between The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware corporation and a wholly-owned subsidiary of The Guardian Life Insurance Company of America ("Guardian Life"), having its principal office
located at 201 Park Avenue South, New York, New York, 10003 and     ("Field
Representative").

      1. The undersigned is presently a Field Representative of Guardian Life in accordance with a Field Representative Agreement bearing an effective date of ("Guardian Life FR Agreement").

      2. GIAC hereby appoints the undersigned a Field Representative of GIAC for the limited purpose of soliciting applications for GIAC's Variable Whole Life Insurance Policies with Modified Scheduled Premiums marketed under the name Park Avenue Life ("PAL").
            There may be one or more policies marketed under this name and, where necessary or appropriate, this Agreement will distinguish between them by appending the year of introduction. Currently, there are two policies marketed under this name -- PAL '95 and PAL '97.

      3. The Field Representative shall at all times be associated with Guardian Investor Services Corporation ("GISC"I), a Broker-Dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") as an NASD Registered Representative or NASD Registered Principal and, if the particular jurisdiction requires, shall be licensed or registered as a securities agent of GISC. The Field Representative must at all times be validly licensed, registered or appointed by GIAC as a variable contracts agent in accordance with the requirements of the jurisdiction where solicitations for PAL contracts occur. The Field Representative may solicit for and sell PAL contracts in any jurisdiction where such contracts are filed and approved for sale by the governmental authorities having jurisdiction, provided the Field Representative is validly licensed, registered or otherwise qualified as required for the solicitation and sale of the PAL contracts in such jurisdictions.

      4. To the extent applicable, the Field Representative shall comply strictly with: (a) the laws, rules and regulations of all jurisdictions (state and local) in which the Field Representative solicits applications for and sells PAL contracts; (b) federal laws and the rules and regulations of the SEC; (c) the rules of the NASD;
            (d) the rules and procedures of GISC, and (e) the rules and procedures of GIAC. The Field Representative understands that failure to comply with such laws, rules, regulations and procedures may result in disciplinary action against the Field Representative by the SEC, a state or other local regulatory agency that has jurisdiction, the NASD, GISC and GIAC. Before any solicitations or sales of PAL are made, the Field

            Representative shall become familiar with and abide by the laws, rules, regulations and procedures of all of the above mentioned agencies or parties as are currently in effect and as they may be changed from time to time.

      5. The Field Representative shall have all applications for PAL accurately completed or reviewed and signed by the applicant and shall submit the applications to GIAC through GISC together with all payments received from applicants without any reductions. The Field Representative shall cause all checks or orders for PAL to be made payable to GIAC. GIAC shall reject any application that is submitted by or on behalf of a Field Representative not appropriately licensed as required by paragraph 3 of this Agreement.

      6. The Field Representative shall not make any statements concerning PAL except those that are contained in the current prospectus for PAL and the prospectuses for its underlying variable investment options and shall not solicit for applications or make sales through the use of mailings, advertisements or sales literature or any other method of contact unless the material or a complete description of the method has been filed with the NASD and received written approval of GISC from a Registered Principal whose office is located in a GISC Office of Supervisory Jurisdiction as that term is defined by NASD rules.

      7. In connection with the appointment of the undersigned as a GIAC Field Representative for the purpose set forth in paragraph 2 above, the entire Guardian Life FR Agreement referred to above and attached hereto as the Exhibit, including all compensation adjustment and service fee provisions, is incorporated herein by reference. Guardian Life FR Agreement compensation provisions that do not apply to PAL are as noted below. All references to "Company" within the Guardian Life FR Agreement shall apply with full force and effect to GIAC. Additionally, the Registered Representative's Agreement between the Field Representative and GISC and the Agent's Agreement between the Field Representative and GIAC are incorporated herein by reference and attached hereto as Exhibits.

      8. The Field Representative's life production credit factor for PAL policies (first policy year policy premiums only as that term is defined in the PAL policy) shall be 36. This factor shall be reduced where policies are issued at ages over 70 with actual factors derived by deducting from the figure 106 ages of applicable insureds as of policy issue dates. In addition, Field Representatives belonging to the 1985 Plan version shall receive 3.5% of unscheduled pavments, as that term is defined in the PAL policy, in all policy years while Field Representatives belonging to the 1956 and 1967 Plan versions shall receive 3% of unscheduled payments policy years one through ten inclusive and 2% of unscheduled payments policy years eleven and over.

      9. Renewal compensation for preceding employment years on PAL policy premiums shall be the same as set forth in the Field Representatives Plan manuals for existing Plan versions (except that the rates applicable under Part A shall be 50% of standard rates and, in the case of PAL '95 product only, Part C shall be entirely replaced by Part D as outlined in paragraph 10 below for those Field Representatives belonging to the 1985 Field Representative Plan). All Field Representative Plan compensation factors shall operate in accordance with the effective date of the Guardian Life FR Agreement.

      10. Basic first policy year compensation on policy premiums at $13.75 per thousand of life production credits shall be charged back to Field Representatives on PAL policies that are surrendered or lapsed prior to the policies having been inforce for at least eighteen months. For those Field Representatives belonging to the 1956 or 1967 Plan versions, chargebacks shall immediately reduce Field Representative compensation on a lump sum basis when determined. For those Field Representatives belonging to the 1985 Plan version, chargebacks shall be determined at contract anniversary dates and classified as Part D of the Field Representatives Plan renewal compensation for preceding employment years to be deducted from Part A and Part B renewal compensation for preceding employment years over the course of the next following employment year. The chargeback rates to be applied to the basic first policy year compensation on policy premiums at $13.75 per thousand of life production credits shall be as follows:

                                                      1956/1967   1985
                      Policy Months Of             Plan Version   Plan Version
                      PAL Surrenders Or              Chargeback   Chargeback
                          PAL Lapses                Percentages   Percentages

                            1-3                             75%   82%
                            4-6                             70%   77%
                            7-10                            65%   71%
                            11-13                           55%   60%
                            14                              50%   55%
                            15                              40%   44%
                            16                              30%   33%
                            17                              20%   22%
                            18                              10%   11%

            Notwithstanding this Section 10, a PAL '97 policy which is surrendered or lapsed prior to the policy's having been in force for at least eighteen months shall not be subject to the chargeback provisions set forth herein.

      11. No compensation shall be payable on policy premiums skipped under the Premium Skip Option of the PAL policy.

      12. This Agreement may be terminated as outlined in Paragraph 14 of the Guardian Life FR Agreement. In addition, it shall be automatically terminated if the Guardian Life FR Agreement, GISC Registered Representative Agreement or GIAC Agent's Agreement is terminated.

IT SHALL BE EXPRESSLY UNDERSTOOD BY THE FIELD REPRESENTATIVE THAT THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS THE FIELD REPRESENTATIVE IS VALIDLY LICENSED IN ACCORDANCE WITH THE REQUIREMENTS OF THE JURISDICTIONS WHERE SOLICITATIONS FOR PAL POLICIES OCCUR.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



--------------------------------------    --------------------------------------
WITNESS                                   AUTHORIZED COMPANY OFFICER THE
                                          GUARDIAN INSURANCE & ANNUITY
                                          COMPANY, INC.



--------------------------------------    --------------------------------------
WITNESS                                   FIELD REPRESENTATIVE

                 The Guardian Insurance & Annuity Company, Inc.
                               Agreement of Agency

Agreement, made this              day of
by and between                           ("Principal")   and
                                   ("Agent").

      1. The undersigned is presently an Agent in accordance with an Agreement of Agency ("Guardian Life Agency Agreement") with the Principal named above, endorsed by The Guardian Life Insurance Company of America ("Guardian Life") and bearing an effective date of_____________________________________.

      2. The Principal hereby appoints the Agent with the endorsement of The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware Corporation and a wholly-owned subsidiary of Guardian Life, for the limited purpose of soliciting applications for GIAC's Variable Whole Life Insurance Policies with Modified Scheduled Premiums marketed under the name Park Avenue Life ("PAL"). There may be one or more policies marketed under this name and, where necessary or appropriate, this Agreement will distinguish between them by appending the year of introduction. Currently, there are two policies marketed under this name -- PAL '95 and PAL '97.

      3. The Agent shall at all times be associated with Guardian Investor Services Corporation ("GISC"), a Broker-Dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") as an NASD Registered Representative or NASD Registered Principal and, if the particular jurisdiction requires, shall be licensed or registered as a securities agent of GISC. The Agent must at all times be validly licensed, registered or appointed by GIAC as a variable contracts agent in accordance with the requirements of the jurisdiction where solicitations for PAL contracts occur. The Agent may solicit for and sell PAL contracts in any jurisdiction where such contracts are filed and approved for sale by the governmental authorities having jurisdiction, provided the Agent is validly licensed, registered or otherwise qualified as required for the solicitation and sale of the PAL contracts in such jurisdictions.

      4. To the extent applicable, the Agent shall comply strictly with: (a) the laws, rules and regulations of all jurisdictions (state and local) in which the Agent solicits applications for and sells PAL contracts; (b) federal laws and the rules and regulations of the SEC; (c) the rules of the NASD; (d) the rules and procedures of GISC, and (e) the rules and procedures of GIAC. The Agent understands that failure to comply with such laws, rules, regulations and procedures may result in disciplinary action against the Agent by the SEC, a state or other local regulatory agency that has jurisdiction, the NASD, GISC and GIAC. Before any solicitations or sales of PAL are made, the Agent shall become familiar with and abide by the laws, rules, regulations and procedures of all of the above mentioned agencies or parties as are currently in effect and as they may be changed from time to time.

      5. The Agent shall have all applications for PAL accurately completed or reviewed and signed by the applicant and shall submit the applications to GIAC through GISC together with all payments received from applicants without any reductions. The Agent shall cause all checks or orders for PAL to be made payable to GIAC. GIAC shall reject any application that is submitted by or on behalf of an Agent not appropriately licensed as required by paragraph 3 of this Agreement.

      6. The Agent shall not make any statements concerning PAL except those that are contained in the current prospectus for PAL and the prospectuses for its underlying variable investment options and shall not solicit for applications or make sales through the use of mailings, advertisements or sales literature or any other method of contact unless the material or a complete description of the method has been filed with the NASD and received written approval of GISC from a Registered Principal whose office is located in a GISC Office of Supervisory Jurisdiction as that term is defined by NASD rules.

      7. In connection with the Agent's appointment for the purpose set forth in paragraph 2 above, the entire Guardian Life Agency Agreement referred to above and attached hereto as the Exhibit, including all compensation adjustment and service fee provisions, is incorporated herein by reference. All references to "Company" within the Guardian Life Agency Agreement shall apply with full force and effect to GIAC. Additionally, the Registered Representative's Agreement between the Agent and GISC and the Agent's Agreement between the Agent and GIAC are incorporated herein by reference and attached hereto as Exhibits.

      8. The Agent shall be paid commissions on PAL business at the rate of 50% of first policy year policy premiums, as that term is defined in the PAL policy, and 5% of policy year two through ten policy premiums, plus 3% of policy year one through ten unscheduled payments, as that term is defined in the PAL policy. The first policy year commission rate of 50% on policy premiums shall be reduced where policies are issued at ages over age 70 with actual rates payable determined by deducting from the figure 120 ages of applicable insureds as of policy issue dates.

      9. First policy year commissions on policy premiums shall be charged back to the Agent on PAL policies that are surrendered or lapsed prior to the policies having been in force for at least eighteen months in accordance with the following:

                           Policy Months Of
                           PAL Surrenders Or                    Chargeback
                              PAL Lapses                       Percentages

                                 1-3                                   75%
                                 4-6                                   70%
                                 7-10                                  65%
                                 11-13                                 55%
                                 14                                    50%
                                 15                                    40%
                                 16                                    30%
                                 17                                    20%
                                 18                                    10%

            Notwithstanding this Section 9, a PAL '97 policy which is surrendered or lapsed prior to the policy's having been in force for at least eighteen months shall not be subject to the chargeback provisions set forth herein.

      10. PAL chargebacks not immediately repaid on demand by the Agent to the Principal (or to the Company if the Company should be the Principal) shall constitute an indebtedness under the terms of the Guardian Life Agency Agreement.

      11. No compensation shall be payable on policy premiums skipped under the Premium Skip Option of the PAL policy.

      12. It shall be understood that this Agreement is automatically terminated if the Guardian Life Agency Agreement, GISC Registered Representative Agreement or GIAC Agent's Agreement is terminated.

IT SHALL BE EXPRESSLY UNDERSTOOD BY THE AGENT THAT THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS THE AGENT IS VALIDLY LICENSED IN ACCORDANCE WITH THE REQUIREMENTS OF THE JURISDICTIONS WHERE SOLICITATIONS FOR PAL POLICIES OCCUR.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



---------------------------               --------------------------------------
      WITNESS                                        PRINCIPAL



---------------------------               --------------------------------------
      WITNESS                                        AGENT

                 The Guardian Insurance a Annuity Company, Inc.
                               Brokerage Agreement

Agreement, made this___________ day of__________________________________________
by and between________________________________________  ("Principal") and
__________________________________ ("Broker").

      1. The undersigned is presently a Broker in accordance with a Brokerage Agreement ("Guardian Life Broker Agreement") with the Principal named above, endorsed by The Guardian Life Insurance Company of America ("Guardian Life") and bearing an effective date of
            ___________________________________.

      2. The Principal hereby appoints the Broker with the endorsement of The Guardian Insurance & Annuity Company, Inc. ("GIAC"), a Delaware Corporation and a wholly-owned subsidiary of Guardian Life, for the limited purpose of soliciting applications to GIAC's Variable Whole Life Insurance Policies with Modified Scheduled Premiums marketed under the name Park Avenue Life ("PAL"). There may be one or more policies marketed under this name and, where necessary or appropriate, this Agreement will distinguish between them by appending the year of introduction. Currently, there are two policies marketed under this name -- PAL '95 and PAL '97.

      3. The Broker shall at all times be associated with Guardian Investor Services corporation ("GISC"), a Broker-Dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") as an NASD Registered Representative or NASD Registered Principal and, if the particular jurisdiction requires, shall be licensed or registered as a securities agent of GISC. The Broker must at all times be validly licensed, registered or appointed by GIAC as a variable contracts agent in accordance with the requirements of the jurisdiction where solicitations for PAL contracts occur. The Broker may solicit for and sell PAL contracts in any jurisdiction where such contracts are filed and approved for sale by the governmental authorities having jurisdiction, provided the Broker is validly licensed, registered or otherwise qualified as required for the solicitation and sale of the PAL contracts in such jurisdictions.

      4. To the extent applicable, the Broker shall comply strictly with: (a) the laws, rules and regulations of all jurisdictions (state and local) in which the Broker solicits applications for and sells PAL contracts; (b) federal laws and the rules and regulations of the SEC; (c) the rules of the NASD; (d) the rules and procedures of GISC, and (e) the rules and procedures of GIAC. The Broker understands that failure to comply with such laws, rules, regulations and procedures may result in disciplinary action against the Broker by the SEC, a state or other local regulatory agency that has jurisdiction, the NASD, GISC and GIAC. Before any solicitations or sales of PAL are made, the Broker shall become familiar with and abide by the laws, rules, regulations and procedures of all of the above mentioned agencies or parties as are currently in effect and as they may be changed from time to time.

      5. The Broker shall have all applications for PAL accurately completed or reviewed and signed by the applicant and shall submit the applications to GIAC through GISC together with all payments received from applicants without any reductions. The Broker shall cause all checks or orders for PAL to be made payable to GIAC. GIAC shall reject any application that is submitted by or on behalf of a Broker not appropriately licensed as required by paragraph 3 of this Agreement.

      6. The Broker shall not make any statements concerning PAL except those that are contained in the current prospectus for PAL and the prospectuses for its underlying variable investment options and shall not solicit for applications or make sales through the use of mailings, advertisements or sales literature or any other method of contact unless the material or a complete description of the method has been filed with the NASD and received written Approval of GISC from a Registered Principal whose office is located in a GISC Office of Supervisory Jurisdiciton as that term is defined by NASD rules.

      7. In connection with the Broker's appointment for the purpose set forth in paragraph 2 above, the entire Guardian Life Broker Agreement referred to above and attached hereto as the Exhibit, including all compensation adjustment and service fee provisions, is incorporated herein by reference. All references to "Company" within the Guardian Life Broker Agreement shall apply with full force and effect to GIAC. Additionally, the Registered Representative's Agreement between the Broker and GISC and the Agent's Agreement between the Broker and GIAC are incorporated herein by reference and attached hereto as Exhibits.

      8. The Broker shall be paid commissions on PAL business at the rate of 50% of first policy year policy premiums, as that term is defined in the PAL policy, and St of policy year two through ten policy premiums, plus 3% of policy year one through ten unscheduled payments, as that term is defined in the PAL policy. The first policy year commission rate of 50% on policy premiums shall be reduced where policies are issued at ages over 70 with actual rates payable determined by deducting from the figure 120 ages of applicable insureds as of policy issue dates.

      9. First policy year commissions on policy premiums shall be charged back to the Broker on PAL policies that are surrendered or lapsed prior to the policies having been inforce for at least eighteen months in accordance with the following:

                              Policy Months Of
                              PAL Surrenders Or                    Chargeback
                                  PAL Lapses                      Percentages

                                    1-3                                   75%
                                    4-6                                   70%
                                    7-10                                  65%
                                    11-13                                 55%
                                    14                                    50%
                                    15                                    40%
                                    16                                    30%
                                    17                                    20%
                                    18                                    10%

            Notwithstanding this Section 9, a PAL '97 policy which is surrendered or lapsed prior to the policy's having been in force for at least eighteen months shall not be subject to the chargeback provisions set forth herein.

      10. PAL chargebacks not immediately repaid on demand by the Broker to the Principal (or to the Company if the Company should be the Principal) shall constitute an indebtedness under the terms of the Guardian Life Broker Agreement.

      11. No compensation shall be payable on policy premiums skipped under the Premium Skip Option of the PAL Policy.

      12. It shall be understood that this Agreement is automatically terminated if the Guardian Life Broker Agreement, GISC Registereed Representative Agreement or GIAC Agent's Agreement is terminated.

            IT SHALL BE EXPRESSLY UNDERSTOOD BY THE BROKER THAT THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS THE BROKER IS VALIDLY LICENSED IN ACCORDANCE WITH THE REQUIREMENTS OF THE JURISDICTIONS WHERE SOLICITATIONS FOR PAL POLICIES OCCUR.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



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      WITNESS                             PRINCIPAL



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      WITNESS                             BROKER